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                                                                   Exhibit 12.1

MEDIQ INCORPORATED
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

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                                                              Fiscal Year Ending September 30, 1997
                                      ----------------------------------------------------------------------------------------
                                                                                                                   Pro Forma
                                                                                                                  Transactions
                                                                                                   Pro Forma       Including
                                         1993          1994        1995        1996        1997   Transactions        CHI
                                      ---------    ---------    --------    --------    -------   ------------     -----------
PRETAX INCOME FROM
  CONTINUING OPERATIONS............   $(10,511)    $(12,600)    $(3,658)    $(6,556)    $ 2,893    $(22,294)       $(22,340)
                                      ---------    ---------    --------    --------    -------    ---------       ---------
                                      ---------    ---------    --------    --------    -------    ---------       ---------

FIXED CHARGES:
  INTEREST EXPENSE.................     21,043       21,335      29,241      27,307      19,107      43,732          48,029
  RENT EXPENSE INTEREST FACTOR.....      1,782        1,716       1,771       1,719       1,836       1,836           2,049
  PREFERRED STOCK DIVIDEND
    REQUIREMENTS...................        535          724           0           0           0      30,327          30,327
                                      ---------    ---------    --------    --------    -------    ---------       ---------
                                      $ 23,360     $ 23,775     $31,012     $29,026     $20,943    $ 75,895        $ 80,405
                                      ---------    ---------    --------    --------    -------    ---------       ---------
                                      ---------    ---------    --------    --------    -------    ---------       ---------

EARNINGS AS ADJUSTED...............   $ 12,314     $ 10,451     $27,354     $22,470     $23,836    $ 23,274        $ 27,738
FIXED CHARGES PER ABOVE............   $ 23,360     $ 23,775     $31,012     $29,026     $20,943    $ 75,895        $ 80,405
                                      ---------    ---------    --------    --------    -------    ---------       ---------
RATIO OF EARNINGS TO FIXED
  CHARGES..........................     0.5271       0.4396      0.8820      0.7741      1.1381      0.3067          0.3450
                                      ---------    ---------    --------    --------    -------    ---------       ---------

FIXED CHARGES AND PREFERRED
  STOCK DIVIDENDS EXCEED
  EARNINGS BY......................   $ 11,046     $ 13,324     $ 3,658     $ 6,556       N/A      $52,621         $ 52,667
                                      ---------    ---------    --------    --------    -------    ---------       ---------
                                      ---------    ---------    --------    --------    -------    ---------       ---------


                                      Three Months Ended December 31, 1997
                                      ------------------------------------
                                                              Pro Forma
                                                             Transactions
                                                Pro Forma     Including
                                        1997   Transactions      CHI
                                      -------  ------------  ------------
PRETAX INCOME FROM
  CONTINUING OPERATIONS............   $ 2,422   $(5,253)     $(4,980)
                                      -------   ---------    ---------
                                      -------   ---------    ---------

FIXED CHARGES:
  INTEREST EXPENSE.................     3,657    11,082       12,156
  RENT EXPENSE INTEREST FACTOR.....       418       418          471
  PREFERRED STOCK DIVIDEND
    REQUIREMENTS...................         0     7,582        7,582
                                      -------   ---------    ---------
                                       $4,075   $19,082      $20,209
                                      -------   ---------    ---------
                                      -------   ---------    ---------

EARNINGS AS ADJUSTED...............    $6,497   $ 6,247      $ 7,647
FIXED CHARGES PER ABOVE............    $4,075   $19,082      $20,209
                                      -------   ---------    ---------
RATIO OF EARNINGS TO FIXED
  CHARGES..........................    1.5943    0.3274       0.3784
                                      -------   ---------    ---------

FIXED CHARGES AND PREFERRED
  STOCK DIVIDENDS EXCEED
  EARNINGS BY......................     N/A     $12,835      $12,562
                                      -------   ---------    ---------
                                      -------   ---------    ---------

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